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Exhibit 99.5

Isonics Corporation Makes NATO NeutroTest™ Presentation
Available to Public

Report Provides Explanation and Photographs of Prototype Explosive
Detection Device

        GOLDEN, CO (Oct. 21, 2004)—Isonics Corporation (NASDAQ: ISON), committed to the development of next-generation technology for the homeland security and semiconductor markets, has made publicly available the complete presentation about its NeutroTest™ portable explosive detection technology and prototype scanner delivered at a conference of the North Atlantic Treaty Organization (NATO) in Spain earlier this week.

        Dirk Rondeshagen, Ph.D., a research scientist with the Institut fur Umwelttechnologien GmbH (IUT-Berlin), presented the paper at the NATO conference, which was held Oct. 18-19 in Madrid, Spain. The symposium, entitled "Countering Improvised Explosive Devices," focused on advances in explosive detection technology and related concerns. Isonics' subsidiary, IUT Detection Technologies, Inc. ("IUTDT") acquired the NeutroTest technology from IUT-Berlin and, in June 2004, Isonics entered into research and development agreement with IUT-Berlin. IUT-Berlin owns 15% of IUTDT.

        The 33-page presentation contains explanations and illustrations of neutron-based explosive detection technology, and descriptions of the NeutroTest™ prototype. The presentation also contains several photos of scientists demonstrating use of the prototype NeutroTest™, illustrating how the portable, handheld device can evaluate scan packages, suitcases and other objects or containers that could hold explosive materials. Of particular note is a practical field application where NeutroTest™ is used to investigate the presence and location of TNT in an abandoned TNT production vessel in the former East Germany.

        The presentation can be viewed in its entirety at http://www.tri103.com/isonics/madrid.pdf. The readers should be aware that this is a technical presentation designed to be given with oral commentary. The text of the presentation itself may not be self-explanatory.

About Isonics Corporation

        Isonics Corporation has three business divisions: (1) Isonics Semiconductor, (2) Isonics Life Sciences, and (3) Homeland Security and Defense. Isonics is a world leader in isotopically engineered materials and through its semiconductor division produces isotopically pure silicon-28 chemicals and wafers for the semiconductor industry. Through advances in nanotechnology, the Company is also focused on research and development opportunities for further, value-added product and application development. Isonics' Life Sciences division markets and sells stable isotopes for the health care industry such as carbon-13 for diagnostic breath tests and drug design, and radioisotopes and stable isotopes, such as oxygen-18 for positron emission tomography (PET) imaging. Stable isotopes can be thought of as ultra pure materials. This high degree of purification provides enhanced properties as compared to natural materials. Our efforts in the Homeland Security segment are nascent at the present time as we proceed to develop further our neutron-based detection technologies. Additional information may be obtained at the Company's Web site at http://www.isonics.com.

Cautionary Statement

        Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's 10-KSB for the year ended April 30, 2004, and its quarterly report on Form 10-QSB for the three months ended July 31, 2004, both as filed with the Securities and Exchange Commission, which include the Company's historical cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company's filings with the Securities and Exchange Commission. Isonics cautions investors that there are currently no commercial NeutroTest products, and no guarantee there will be. Isonics has made no NeutroTest sales and no government agency or other person has expressed an interest in purchasing NeutroTest. There can be no assurance that Isonics will be able to manufacture the NeutroTest for the market at a cost and with capabilities that meet the needs of prospective customers.

Contact:

  Isonics Corporation
  James Alexander, 303-279-7900
  or
  Investor Relations:
  Trilogy Capital Partners, Inc.
  Paul Karon, 800-342-1467
  paul@trilogy-capital.com

Source: Isonics Corporation

        This announcement may contain forward-looking statements made by senior management of Isonics that involve risks and uncertainties, such as statements about plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statements. Actual future results and trends may differ materially from those made in—or suggested by—statements made in this announcement due to a variety of factors. Consequently, you should not place undue reliance on any forward-looking statements made in this announcement. For more information about Isonics and risks arising from investing in Isonics, you are directed to the Company's most recent Form 10-KSB filed with the Securities and Exchange Commission.

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Isonics Corporation Makes NATO NeutroTest™ Presentation Available to Public